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                                                                   Exhibit 10.22

                          TRANSITION BONUS AGREEMENT
                          --------------------------

     THIS AGREEMENT is entered into this 15 day of March 1996 between Firearms Tranining Systems, Inc., a Delaware Corporation, ("FATS INC"), herein after referred to as the "Company", and ________ ("Employee"):

                                  WITNESSETH:
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     WHEREAS, the Board of Directors of Firearms Training Systems International
N.V. ("N.V.")("Board") are contemplating the sale of the Company's assets and/or common stock, for purposes of this Agreement a "sale of the Company" includes any sale of the stock of the Company, N.V. or any affiliate of N.V. resulting in a change of control of the Company or a sale of substantially all the assets of the Company; and

     WHEREAS, the Company desires to recognize the Employee's performance and value to the Company and its shareholders by entering into an agreement providing for the Employee's continued employment by the Company during and through a transition contemplated by a change in ownership of the Company and Employee desires to continue his employment with the Company on the terms and conditions provided herein:

     NOW, THEREFORE in consideration of the premises and mutual covenants and agreements contained herein, the Parties agree as follows:

     1. Definitions. For the purposes of this agreement the following terms
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shall have the meaning specified below:

          1.1 "Agreement" - This document specifying the terms and conditions of
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the Employee's employment with the Company.

          1.2 "Cause" - Either (a) an act on the part of Employee that
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constitutes (i) fraud, a felony or gross malfeasance of duty and (ii) that results in material injury to the Company; or (b) the Employee's willful and continued failure to devote his full business time and efforts to the performance of duties for the Company; provided, however, that in the case of
(b) above, such conduct shall not constitute Cause unless the Company delivers to Employee a Notice of Termination which sets forth with specificity (i) the conduct deemed to qualify as Cause, (ii) reasonable action that would remedy such objection, and (iii) a reasonable time (not less than thirty (30) days) within which Employee may take such remedial action, and Employee shall not have taken such specified remedial action within such specified reasonable time.

          1.3 "Closing" - The closing of the sale of assets and/or stock of the
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Company as defined above and in the sale documents.

     2. Employment and Term. Subject to the terms and conditions of this
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Agreement, the Company hereby employs Employee, and Employee hereby accepts employment as _______________
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of the Company. Unless earlier terminated as provided herein, the term of
Employee's employment under this Agreement shall be from the date this Agreement is entered into and continue until six months after Closing (the "Term").

     3.  Compensation and Benefits. As compensation for his/her services
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during the Term of this Agreement, Employee shall be paid and receive the amounts and benefits set forth in subsections (A) through (C) below:

     (A) Employee shall be paid his/her base salary, plus any commissions and bonuses, if applicable, in effect at the date this Agreement is entered into.

     (B) Employee's base salary may be adjusted upward at the time the Company normally performs its annual reviews. The new base salary would then be in effect for the remainder of this Agreement.

     (C) "Transition Bonus" - Employee shall be entitled to a special Transition
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Bonus in the amount of ______________ U.S. dollars (U.S. $______________), less applicable payroll taxes, payable on the earlier of (i) the six (6) month anniversary date of the Closing, or (ii) the Employee's termination for any reason other than for Cause. The Parties agree that upon payment of this Transition Bonus that all obligations under this Agreement cease. If the sale of the Company's assets or stock is not completed within six(6) months from the date of this Agreement, then the Company may terminate this Agreement and not have any obligation to pay the Transition Bonus.

     4. Successors and Binding Agreement. In addition to any obligations imposed
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by law upon any successor or transferor to the Company, the Company will require any successor or transferor to all or substantially all the business and/or assets of the Company to expressly assume and agree to perform this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     5. Governing Law. The validity and effect of this Agreement shall be
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governed by and construed and enforced in accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and month first written above.


     EMPLOYEE:                                COMPANY:
                                              Firearms Training Systems, Inc.


                                              By:
     -----------------------------                -----------------------------
            [Name]                            Its:

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